UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/13/2011

Dynavax Technologies Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34207

Delaware	33-0728374
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2929 Seventh Street, Suite 100
Berkeley, CA 94710-2753
(Address of principal executive offices, including zip code)

(510) 848-5100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 18, 2011, the Board of Directors of Dynavax Technologies Corporation ("Dynavax" or the "Company") appointed Francis R. Cano, Ph.D. as a member of the Company's Nominating and Governance Committee (the "Committee"). Also on May 18, 2011, Mark Kessel resigned from the Committee in order to comply with The Nasdaq Stock Market ("Nasdaq") Listing Rule 5605(e), which requires independent director oversight of director nominations.

Mr. Kessel was deemed not to be independent by the Board of Directors in the Company's Definitive Proxy Statement filed on April 20, 2011 with the U.S. Securities and Exchange Commission (the "SEC"). Nasdaq confirmed this in a letter received by Dynavax on May 13, 2011. Dynavax has 45 days to submit a plan to Nasdaq to regain compliance. The Company expects that the replacement of Mr. Kessel with the appointment of Dr. Cano, a second independent director on the Committee, will cure this non-compliance within the timeframe required by Nasdaq.

Statements herein relating to future performance, conditions or strategies and other business matters, including expectations regarding the timing of curing the non-compliance with Nasdaq Listing Rule 5605(e) are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Dynavax cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Factors that may cause actual results to differ materially from the results discussed in the forward-looking statements or historical experience include risks and uncertainties, including Dynavax's ability to attract qualified individuals to serve on its Board of Directors. Further information on the factors and risks that could affect Dynavax's business, financial conditions and results of operations, is contained in Dynavax's filings with the SEC, which are available at www.sec.gov. These forward-looking statements speak only as of the date of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dynavax Technologies Corporation

Date: May 19, 2011	By:	/s/ Michael S. Ostrach
Michael S. Ostrach
Vice President